                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              WESTERN POWER & EQUIPMENT CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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     and 0-11.
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                        WESTERN POWER & EQUIPMENT CORP.
                         4601 NE 77TH AVENUE, SUITE 200
                          VANCOUVER, WASHINGTON 98662

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 20, 1999

                            ------------------------

    You are invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Western Power & Equipment Corp. (the "Company"). The Annual Meeting will be held at The Heathman Lodge, Sacajawea Room, 7801 NE Greenwood Drive, Vancouver, Washington 98662, on Wednesday, January 20, 1999, at 1:30 p.m., Pacific Standard Time, for the following purposes:

    1.  To elect four (4) directors to hold office until the next Annual
       Meeting;

    2. To change the Company's state of incorporation from Delaware to Oregon by merging the Company into a new Oregon corporation, also named "Western Power & Equipment Corp.";

    3. To ratify the selection of PricewaterhouseCoopers LLP as auditors of the Company for fiscal 1999; and

    4. To conduct any other business that you or other shareholders have properly raised before, or during an adjournment of, the Annual Meeting.

    Only shareholders of record at the close of business on December 11, 1998, will be able to vote at the Annual Meeting. Shareholders present in person or through a proxy may periodically adjourn the Annual Meeting.

    Your vote is important. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TO US IN THE RETURN ENVELOPE AS SOON AS POSSIBLE. If you attend the Annual Meeting and prefer to vote in person, you will be able to do so.

    The approximate mailing date for proxy materials is December 18, 1998.

                                          By Order of the Board of Directors

                                          C. Dean McLain
                                          CHAIRMAN OF THE BOARD

Vancouver, Washington
December 18, 1998

                        WESTERN POWER & EQUIPMENT CORP.
                         4601 NE 77TH AVENUE, SUITE 200
                          VANCOUVER, WASHINGTON 98662

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                  GENERAL INFORMATION CONCERNING SOLICITATION

    The Board of Directors of Western Power & Equipment Corp. (the "Company"), solicits your proxy in the form enclosed with this proxy statement. The proxy will be used at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:30 p.m., Pacific Standard Time, on Wednesday, January 20, 1999, or any adjournments thereof, at The Heathman Lodge, Sacajawea Room, 7801 NE Greenwood Drive, Vancouver, Washington 98662. Shares cannot be voted at the Annual Meeting unless their owner is present in person or represented by proxy. We are mailing this statement and the enclosed proxy form to you on or about December 18, 1998, accompanied by a copy of the Annual Report of the Company.

    If you have properly completed your proxy and have not revoked it prior to the Annual Meeting, we will vote your shares according to your instructions on the proxy. If you do not provide any instructions, we will vote your shares: (a) for the nominees listed on page 2; (b) for the approval of the reincorporation merger described beginning on page 12; (c) for the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 1999; and (d) in accordance with the recommendations of the Company's management on other business that properly comes before the Annual Meeting or matters incident to the conduct of the Annual Meeting. You may revoke the proxy by notifying Mark J. Wright, the Secretary of the Company, in writing prior to our exercise of the proxy at the Annual Meeting or any adjourned meeting. If you decide to attend the Annual Meeting after returning your proxy, you may still revoke it by notifying us in writing of your desire to vote personally. If we receive a proxy after a vote is taken at the Annual Meeting, it will not revoke a proxy received prior to the Annual Meeting. On the other hand, if we receive a subsequently dated proxy from you before the vote occurs, it will revoke any proxy that you sent us earlier.

                       PROPOSAL 1: ELECTION OF DIRECTORS

                     WE RECOMMEND A VOTE "FOR" ALL NOMINEES

    The Board of Directors currently consists of four directors. At the Annual Meeting all four of the current directors have been nominated for reelection. If elected, the directors will hold office until the next Annual Meeting of Stockholders. The name, age, year that each nominee first became a director, and a brief background of each nominee is set forth below.

NAME                                                                           AGE      DIRECTOR SINCE
-------------------------------------------------------------------------      ---      ---------------
C. Dean McLain...........................................................          45        1993

Robert M. Rubin..........................................................          58        1992

Harold Chapman, Jr.......................................................          37        1995

Merrill A. McPeak........................................................          62        1998

    ROBERT M. RUBIN. Mr. Rubin has been the Chief Executive Officer of American United Global, Inc. ("AUGI"), the Company's majority shareholder, since October 1990, and also served as Chairman of AUGI from October 1990 until January 1996. Mr. Rubin served as the Chairman of the Board of Directors of the Company from November 20, 1992 to August 1, 1998. Mr. Rubin is Chairman of the Board of ERD Waste Technology, Inc., a diversified waste management public company specializing in the management and disposal of municipal solid waste, industrial, and commercial non-hazardous waste and hazardous waste. ERD Waste Technology has filed for Chapter 11 bankruptcy reorganization. Mr. Rubin also serves as Chairman of IDF International Inc. and as a director of Help at Home, Inc. and Medimerge, Inc.

    C. DEAN MCLAIN. Mr. McLain has served as President, Chief Executive Officer, and a director of the Company since March 7, 1993. Mr. McLain was elected Chairman of the Board of Directors effective August 1, 1998. From March 1, 1993 through June 13, 1995, Mr. McLain served as Executive Vice President of AUGI. Mr. McLain has served on the Board of Directors of AUGI since March 7, 1994. Prior to joining the Company, Mr. McLain served as Manager of Privatization of Case Corporation.

    HAROLD CHAPMAN, JR. Mr. Chapman is a partner in and general manager of Crown Power and Equipment Co., a multi-line equipment distributor based in Columbia, Missouri. Prior to joining Crown Power and Equipment in 1992, Mr. Chapman was in retail management with Case Corporation ("Case") for 10 years.

    MERRILL A. MCPEAK. Mr. McPeak joined the Company's Board of Directors in June 1998. He has been the President of McPeak and Associates, an international aerospace consulting firm, since January 1995. General McPeak spent 37 years in the United States Air Force, and was Chief of Staff from October 1990 to October 1994, when he retired. He also is a member of the Boards of Directors of Tektronix, Inc., Praegitzer Industries, Inc., TWA, Inc., Thrustmaster, Inc., and ECC International Corp., where he serves as Chairman of the Board.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of the Company's common stock (the "Common Stock") as of October 16, 1998 by the Chief Executive Officer, by each of the other executive officers, by each of the directors, and by the executive officers and directors as a group.

                                                                                  PERCENTAGE OF
                                                             NUMBER OF SHARES      OUTSTANDING
NAME                                                        BENEFICIALLY OWNED       SHARES
---------------------------------------------------------  --------------------  ---------------
Robert M. Rubin..........................................      530,716(1)               16.1%

C. Dean McLain...........................................      842,178(2)(3)            25.5%

Mark J. Wright...........................................       98,500(4)                3.0%

Merrill McPeak...........................................        5,000(5)               *

Harold Chapman...........................................       10,000(5)               *

All directors and executive officers as a group (5
  persons)...............................................    1,486,394(1)(2)(3)   (5)        45.0%

------------------------

 * Less than 1 percent of the Company's outstanding shares of Common Stock.

(1) Represents Mr. Rubin's indirect ownership in the Company through his beneficial ownership of an aggregate of 1,775,798 voting shares of American United Global, Inc., the Company's principal stockholder ("AUGI"), including options to purchase an additional 80,000 shares of AUGI common stock, as well as direct beneficial ownership of Common Stock through his ownership of exercisable options to acquire 225,000 shares of Common Stock. Mr. Rubin's beneficial ownership of AUGI voting stock represents 15.3 percent of AUGI voting stock as at October 16, 1998.

(2) Represents Mr. McLain's indirect ownership in the Company through his beneficial ownership of an aggregate of 12,000 shares of AUGI voting stock and options to purchase an additional 234,000 shares of AUGI common stock, as well as direct beneficial ownership of Common Stock through his ownership of exercisable options to acquire 800,000 shares of Common Stock. Mr. McLain's beneficial ownership of AUGI common stock represents 2.1 percent of AUGI voting stock as at October 16, 1998.

(3) Does not include certain stock options which are issuable to Mr. McLain each year in the amount of 25,000 shares, based upon the Company achieving certain pre-tax income levels for fiscal years 1998 through 2007, inclusive. See "Employment and Incentive Compensation Agreements."

(4) Represents Mr. Wright's direct beneficial ownership of Common Stock through his ownership of exercisable options to acquire 98,500 shares of Common Stock.

(5) Represents exercisable options to purchase shares of the Common Stock issued under the terms of the Stock Option Plan for Nonemployee Directors (the "Formula Plan").

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Effective February 17, 1996, the Company acquired substantially all of the operating assets used by Case in connection with its business of servicing and distributing Case construction equipment at a facility located in Sacramento, California (the "Sacramento Operation"). The real property and improvements used in connection with the Sacramento Operation, and upon which the Sacramento Operation is located, were sold by Case for $1,500,000 to the McLain-Rubin Realty Company, LLC ("MRR"), a Delaware limited liability company, the owners of which are Messrs. C. Dean McLain, the Chairman of the Company's Board of Directors since August 1998, as well as its President and CEO, and Robert M. Rubin, the Company's Chairman of the Board of Directors before Mr. McLain, and still one of its directors. At the same time that it acquired the Sacramento Operation real property and improvements, MRR leased such real property and improvements to the Company under a 20-year commercial lease agreement dated March 1, 1996 with the Company paying an initial annual rate of $168,000. Under the lease, the annual rate increases to $192,000 after five years and is subject to fair market adjustments at the end of ten years. In addition to base rent, the Company is also responsible for the payment of all related taxes and other assessments, utilities, insurance and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease.

    Effective January 17, 1997, the Company acquired substantially all of the operating assets of Sahlberg Equipment, Inc. ("Sahlberg"), a four-store distributor of equipment lines that are not in competition with Case. On June 1, 1997, the real property and improvements used in connection with the Sahlberg operation located in Kent, Washington, were purchased by McLain-Rubin Realty Company II, LLC ("MRR II"), a Delaware limited liability company, the owners of which are Messrs. C. Dean McLain and Robert M. Rubin. Simultaneously, MRR II leased such real property and improvements to the Company under the terms of a 20-year commercial lease agreement dated June 1, 1997 with the Company paying an initial annual rate of $205,000. The lease's annual rate is scheduled to increase to $231,000 after five years and is subject to additional adjustments at the end of ten and fifteen years. In addition to the base rent, the Company is responsible for the payment of all related taxes and other assessments, utilities, insurance and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease.

    Effective December 11, 1997, the Company acquired substantially all of the operating assets used by Case in connection with its business of servicing and distributing Case agricultural equipment at a facility located in Yuba City, California (the "Yuba City Operation"). The real property and improvements used in connection with the Yuba City Operation, and upon which it is located, were sold by Case for $450,000 to the McLain-Rubin Realty Company III, LLC ("MRR III"), a Delaware limited liability company, the owners of which are Messrs. C. Dean McLain and Robert M. Rubin. MRR III leased the real property and improvements to the Company under the terms of a 20-year commercial lease agreement dated December 11, 1997 with the Company paying an initial annual rate of $54,000. The annual rate will increase to $59,400 after five years and is subject to additional adjustments at the end of ten and fifteen years. The Company is also responsible for the payment of all related taxes and other assessments, utilities, insurance, and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease.

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is currently composed of two non-employee directors. The Committee reviews the compensation of the Company's officers and key employees and the granting of stock options under the Company's stock option plans and makes recommendations to the Board of Directors for action on these matters. During the fiscal year ended July 31, 1998, the Company's Board of Directors decided all compensation matters relating to the Company's executive officers.

    The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. The Company has entered into an employment agreement with Mr. McLain that covers a multiple year term. (see "Chief Executive Officer Compensation," below). The compensation of Mr. Wright is decided on an annual basis. Mr. Rubin was previously compensated under an employment contract (see "Employment and Incentive Compensation Agreements," below) but ceased to be an executive officer of the Company on July 31, 1998.

    EXECUTIVE OFFICER COMPENSATION. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

    SALARY. The Committee and the Board of Directors established base salaries for the Company's executive officers, including the salary established in Mr. McLain's employment agreement, after taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Committee also considered the Company's executive officers' salaries relative to salary information for executives in similar industries and similarly sized companies.

    CASH BONUSES. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives. Mr. McLain's bonus was derived under the performance formula set forth in his employment contract described under "Employment and Incentive Compensation Agreements" below. Mr. McLain's bonus for fiscal 1998 under this formula is set forth in the summary compensation table. Mr. Wright's bonus was determined by the chief executive officer on a merit basis after evaluating his performance.

    STOCK OPTIONS. Stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's 1995 Employee Stock Option Plan, the Board of Directors or the Compensation Committee may grant options to purchase Common Stock of the Company to key employees of the Company. Messrs. McLain and Wright currently participate in the 1995 Employee Stock Option Plan. The number of options granted to Mr. McLain are determined under the terms of his employment agreement. The number of options granted to Mr. Wright are determined by the Compensation Committee on a discretionary basis. The options generally vest on a schedule established at the time of the grant, generally ranging from zero to three years.

    CHIEF EXECUTIVE OFFICER COMPENSATION. In January 1998 the Company has entered into an amended employment agreement with its chief executive officer, Mr. McLain, to ensure the retention of his services and to encourage him to perform at increasing levels of effectiveness and to use his best efforts to promote the growth and profitability of the Company. This approach enabled the Board to concentrate on the negotiation of a particular employment contract with salary, incentive bonus and stock option components that reflect a longer term view of the Company's prospects and goals. See "Employment and Incentive Compensation Agreements" for a complete description of the employment agreement and the compensation and benefits provided thereunder.

                                          Harold Chapman, Jr.
                                          Merrill A. McPeak

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Messrs. Chapman and McPeak. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members. Mr. McLain, the Chairman of the Board of Directors since August 1998, as well as its President and CEO, and Mr. Rubin, the Chairman of the Board of Directors before Mr. McLain, and currently a director and consultant for the Company, participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that they were each excluded from discussions regarding their own salary.

TEN-YEAR OPTION REPRICINGS

    The following table provides information concerning the repricing of certain of the Company's stock options on December 28, 1995.

                                                                                                  LENGTH
                                                                                                    OF
                                                                                                  ORIGINAL
                                                                                                  OPTION
                                           NUMBER OF                                               TERM
                                          SECURITIES    MARKET PRICE    EXERCISE        NEW       REMAINING
                                          UNDERLYING    OF STOCK AT     PRICE AT      EXERCISE    AT DATE
                                            OPTIONS       TIME OF        TIME OF       PRICE        OF
NAME                           DATE        REPRICED      REPRICING      REPRICING       ($)       REPRICING
--------------------------  -----------   -----------   ------------   -----------   ----------   ------
C. Dean McLain............                                                                        10
                             12/28/1995    150,000         $4.50         $ 8.00(1)      $4.50     years

C. Dean McLain............                                                                        10
                             12/28/1995    150,000         $4.50         $ 6.00         $4.50     years

------------------------

(1) These options were repriced to the then-market price of $6.50 in May 1995, canceled on August 1, 1995 and reissued at an exercise price of $6.00 on that date. These options were then repriced to $4.50 on December 28, 1995.

SUMMARY COMPENSATION TABLE

    The following table sets forth the amount of all compensation paid during each of the last three fiscal years to the Chief Executive Officer and to each of the Company's other executive officers for services in all capacities to the Company.

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                          ANNUAL COMPENSATION              AWARDS
                                                  ------------------------------------  -------------
                                                                         OTHER ANNUAL     NUMBER OF      ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR       SALARY      BONUS    COMPENSATION      OPTIONS     COMPENSATION
-------------------------------------  ---------  ----------  ---------  -------------  -------------  -------------
Robert M. Rubin......................       1998  $  150,000  $       0    $       0        100,000      $       0
 Consultant; former Chairman(1)             1997     150,000          0            0         50,000              0
                                            1996     150,000     50,000            0        150,000              0

C. Dean McLain.......................       1998  $  280,000  $  68,935    $  40,000        425,000      $  22,596
 President, CEO, Chairman of                1997     268,587     18,658          N/A        150,000              0
 the Board(2)                               1996     250,000     84,868          N/A        300,000              0

Mark J. Wright.......................       1998  $   98,958  $  15,000    $       0         98,500      $       0
 Vice President of Finance and              1997      36,346      5,000            0              0              0
 CFO(3)                                     1996         N/A        N/A          N/A            N/A            N/A

------------------------

(1) The Company's employment agreement with Mr. Rubin, pursuant to which Mr. Rubin was paid a base salary of $150,000 plus an annual bonus, expired July 31, 1998. Mr. Rubin resigned as Chairman effective August 1, 1998. The Company entered into a new consulting agreement with Mr. Rubin, effective August 1, 1998 and expiring August 1, 2000, pursuant to which Mr. Rubin is paid a salary of $150,000 plus all authorized business expenses. See "Employment and Incentive Compensation Agreements" below.

(2) Mr. McLain joined the Company in March 1993, when he became its Chief Executive Officer. On July 31, 1995, Mr. McLain was permitted to and did purchase from AUGI 6,000 shares of AUGI's common stock at a price of $.01 per share. On August 1, 1995, the closing price for a share of AUGI's common stock as reported by NASDAQ was $4.875. Effective as of August 1, 1995, Mr. McLain's employment agreement with the Company was terminated and he entered into an amended employment agreement expiring July 31, 2005. The base salary under this employment agreement commences at $250,000 for fiscal 1996, and rises to $300,000 for fiscal 2000. His employment agreement also calls for Incentive Bonuses under certain circumstances. See "Employment and Incentive Compensation Agreements" below. Mr. McLain became Chairman effective August 1, 1998.

(3) Mr. Wright joined the Company in February 1997. Therefore, fiscal 1997 figures are partial year compensation figures.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information regarding individual grants of stock options to each executive officer in fiscal 1998.

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                             INDIVIDUAL GRANTS                         ANNUAL RATES OF
                           ------------------------------------------------------        STOCK PRICE
                                         % OF TOTAL                                    APPRECIATION FOR
                                       OPTIONS GRANTED                                   OPTION TERM
                            OPTIONS    TO EMPLOYEES IN   EXERCISE OF  EXPIRATION   ------------------------
NAME                        GRANTED      FISCAL YEAR     BASE PRICE      DATE          5%          10%
-------------------------  ---------  -----------------  -----------  -----------  ----------  ------------
C. Dean McLain...........    425,000             62%      $  4.5625      11/2003   $  535,727  $  1,183,817

Robert M. Rubin..........    100,000             15%      $  4.5625      11/2003   $  126,053  $    278,545

Mark J. Wright...........     98,500             14%      $  4.5625      11/2003   $  124,163  $    274,367

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table provides information concerning the exercise of stock options during the fiscal 1998 by each executive officer and the fiscal year-end value of unexercised options held by that officer.

                                                            NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL     IN-THE-MONEY OPTIONS AT
                                SHARES                            YEAR-END              FISCAL YEAR-END
                              ACQUIRED ON       VALUE      -----------------------  -----------------------
NAME                           EXERCISE       REALIZED     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------  -------------  -------------  -----------------------  -----------------------
C. Dean McLain.............          -0-            -0-        800,000/75,000          $157,500/$28,125

Robert M. Rubin............          -0-            -0-        225,000/75,000           $53,125/$21,875

Mark J. Wright.............          -0-            -0-          98,500/-0-              $18,469/$-0-

RETURN TO SHAREHOLDERS PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change in the Company's cumulative total stockholder return on its common stock since June 14, 1995 as compared to The NASDAQ Stock Market (U.S.) and as compared to the S & P Machinery (Diversified) Index.

                COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
     AMONG WESTERN POWER & EQUIPMENT CORP., THE NASDAQ STOCK MARKET (U.S.)
                  AND THE S & P MACHINERY (DIVERSIFIED) INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            WESTERN POWER & EQUIPMENT    THE NASDAQ STOCK MARKET (U.S.)   S&P MACHINERY (DIVERSIFIED) INDEX
6/14/95                           $100                              $100                               $100
7/95                               $98                              $116                               $110
7/96                               $66                              $127                               $112
7/97                               $71                              $187                               $182
7/98                               $86                              $220                               $150

------------------------

* Assumes $100 invested on June 14, 1995 in the Company's common stock or on May 31, 1995 in The NASDAQ Stock Market (U.S.) and S&P Machinery (Diversified) Index, including reinvestment of dividends. Fiscal year ending July 31.

    A $100 investment in the Company made on the effective date of the Company's initial public offering was worth $86 at July 31, 1998 as compared to $220 in The NASDAQ Stock Market (U.S.), and as compared to $150 in a comparable S & P Machinery (Diversified) Index investment. The corporations comprising the S & P Machinery (Diversified) Index are as follows: Case Corporation, Caterpillar, Cincinnati Milicron, Cooper Industries, Deere & Co., Dover Corporation, Harnischfeger, Ingersoll Rand, NACCO Industries (class A) and Timken.

EMPLOYMENT AND INCENTIVE COMPENSATION AGREEMENTS

    Upon completion of the Company's 1995 initial public offering, the Company entered into an employment agreement with Mr. Rubin, effective as of June 13, 1995, that expired July 31, 1998. Pursuant to this agreement, Mr. Rubin served as Chairman of the Board of the Company and received an annual base salary of $150,000. Under the agreement, Mr. Rubin was entitled to receive an annual bonus in fiscal 1998 of $50,000 if the "consolidated pre-tax income" of the Company was in excess of $4,000,000 for the fiscal year ending July 31, 1998. Mr. Rubin did not receive a bonus for fiscal 1998. Effective August 1, 1998, the Company entered into a new two-year agreement with Mr. Rubin. Under the terms of this agreement, Mr. Rubin will no longer serve as Chairman, but will provide consulting services to the Company. He will receive an annual fee of $150,000.

    On March 5, 1996, Mr. Rubin received options to acquire 150,000 shares of Common Stock exercisable at $4.50 per share and vesting 33.3 percent on March 5, 1997 and 33.3 percent on each succeeding March 5 until all are vested. In August 1996, Mr. Rubin received options to acquire 50,000 shares of Common Stock, exercisable at $4.375 per share and vesting 50 percent on each of the first and second anniversaries of the date of grant. In November 1997, Mr. Rubin received options to acquire 100,000 shares of Common Stock, exercisable at $4.5625 per share which were all vested immediately.

    On August 1, 1995, Mr. McLain entered into an amended employment agreement with the Company that was to expire July 31, 2005. Pursuant to that agreement, Mr. McLain agreed to serve as President and Chief Executive Officer of the Company, and was to receive an annual base salary of $250,000 through the end of fiscal 1996 and $265,000 in fiscal 1997. The Company and Mr. McLain mutually agreed to terminate the existing agreement and enter into a new 10-year employment agreement, effective January 1, 1998. The 1998 agreement provides for an annual base salary, payable monthly, of $280,000 through July 31, 1998 and $290,000 through December 31, 1998. Under the terms of this new agreement, Mr. McLain's salary will be increased each January 1st by the average percentage increase in pay for all employees during the preceding calendar year. In addition, Mr. McLain is entitled to receive a bonus payment equal to 5 percent of the consolidated pre-tax income in excess of $1,750,000 in each fiscal year covered under the employment agreement (the "Incentive Bonus"). The maximum amount of the Incentive Bonus payable under the new agreement shall not exceed $150,000 in any year through 2002, inclusive, and shall not exceed $200,000 in fiscal years 2003 through 2007, inclusive. Mr. McLain received a $68,935 bonus for the Company's 1998 fiscal year under the terms of his employment agreement. As used in Mr. McLain's employment agreement, the term "consolidated pre-tax income" is defined as consolidated net income of the Company and any subsidiaries of the Company subsequently created or acquired, before the Incentive Bonus, income taxes and gains or losses from disposition or purchases of assets or other extraordinary items.

    Under the terms of his current employment agreement, in any year that Mr. McLain receives the maximum bonus, he is also entitled to receive options to purchase 25,000 additional shares of the Company's Common Stock at the market price per share on the date the options are issued that will vest one year from such date. Mr. McLain's employment agreement also provides for fringe benefits customary for senior executive officers in the industry in which the Company operates, including medical coverage, excess life and disability insurance benefits, and the use of an automobile supplied by the Company in addition to an $800 per month auto allowance. The aggregate value of all of the fringe benefits is approximately $40,000 per year.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The Company's outstanding voting securities at the close of business on December 11, 1998, consisted of 3,303,162 shares of common stock, $.001 par value (the "Common Stock"), each of which is entitled to one vote on all matters to be presented at the Annual Meeting. Only shareholders of record at the close of business on December 11, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The Common Stock does not have cumulative voting rights.

    As of December 11, 1998, American United Global, Inc. ("AUGI"), the principal shareholder of the Company, holds 2,000,000 shares of the Common Stock. This means that AUGI has the right to cast approximately 60.6 percent of the total shares entitled to vote at the Annual Meeting. AUGI has indicated its intention to vote in favor of all of our proposals.

    The following table sets forth certain information as of December 11, 1998 with respect to the beneficial ownership of the Common Stock by each beneficial owner of more than 5 percent of all outstanding shares.

                                                              NUMBER OF SHARES
                                                               OF COMMON STOCK   PERCENTAGE OF
                                                               OF THE COMPANY     OUTSTANDING
NAME AND ADDRESS OF                                             BENEFICIALLY     COMMON STOCK
BENEFICIAL OWNER                                                    OWNED            OWNED
------------------------------------------------------------  -----------------  -------------
American United Global, Inc.................................       2,000,000            60.6%
11634 Patton Road
Downey, CA 90241

D3 Family Funds.............................................         350,000            10.6%
19605 NE 8th Street
Camas, WA 98607

Robert M. Rubin.............................................         530,716(1)         16.1%
6060 Kings Gate Circle
Del Ray Beach, FL 33484

C. Dean McLain..............................................         842,178(2)(3)        25.5%
4601 NE 77th Avenue
Suite 200
Vancouver, WA 98662

------------------------

 (1) Represents Mr. Rubin's indirect ownership in the Company through his beneficial ownership of an aggregate of 1,775,798 voting shares of American United Global, Inc., the Company's principal stockholder ("AUGI"), including options to purchase an additional 80,000 shares of AUGI common stock, as well as direct beneficial ownership of Common Stock through his ownership of exercisable options to acquire 225,000 shares of Common Stock. Mr. Rubin's beneficial ownership of AUGI voting stock represents 15.3 percent of AUGI voting stock as at October 16, 1998.

(2) Represents Mr. McLain's indirect ownership in the Company through his beneficial ownership of an aggregate of 12,000 shares of AUGI voting stock and options to purchase an additional 234,000 shares of AUGI common stock, as well as direct beneficial ownership of Common Stock through his ownership of exercisable options to acquire 800,000 shares of Common Stock. Mr. McLain's beneficial ownership of AUGI common stock represents 2.1 percent of AUGI voting stock as at October 16, 1998.

(3) Does not include certain stock options which are issuable to Mr. McLain each year in the amount of 25,000 shares, based upon the Company achieving certain pre-tax income levels for fiscal years 1998 through 2007, inclusive. See "Employment and Incentive Compensation Agreements," above.

                 BOARD COMPENSATION, ATTENDANCE, AND COMMITTEES

    During the fiscal year ended July 31, 1998, the Board of Directors met six times, including actions taken by unanimous written consent of the directors. At present, the Board has two committees, the Compensation Committee and the Audit Committee. During their periods of tenure, all of the nominated directors who served as directors during the fiscal year attended, in person or by telephone, 100 percent of the meetings of the Board and the Committees of which they were members.

    The Compensation Committee of the Board of Directors currently consists of Harold Chapman and Merrill McPeak. Mr. McPeak became a member of the Compensation Committee in June 1998. The Compensation Committee reviews the compensation for the Company's key employees and the granting of stock options under the Company's employee stock option plans that may exist and be in effect from time to time. See "Report of the Compensation Committee on Executive Compensation," above. The Compensation Committee met once during fiscal 1998.

    The Audit Committee of the Board of Directors currently consists of C. Dean McLain, Harold Chapman, Jr. and Merrill A. McPeak. The Audit Committee reviews the Company's financing arrangements and its internal financial controls, and meets with management and the Company's independent public accountants, who have access to the Audit Committee with and without the presence of management representatives. The Audit Committee met once during fiscal 1998.

    All directors are entitled to receive reimbursement for their actual expenses of attendance of Board and Committee meetings. Messrs. Chapman and McPeak also receive fees of $5,000 per quarter and participate in the Company's Stock Option Plan for Non-Employee Directors (the "Formula Plan"). The other directors do not receive any compensation for their attendance. Under the terms of the Formula Plan, which will terminate on December 31, 2000, the Company automatically grants five-year options to acquire 5,000 shares of Common Stock to each of the non-management directors on every August 1 upon which they are members of the Board of Directors. Options granted under the Formula Plan are exercisable at the market price of a share of Common Stock on the date the option is granted.

      PROPOSAL 2: CHANGE OF STATE OF INCORPORATION FROM DELAWARE TO OREGON

                      WE RECOMMEND A VOTE "FOR" PROPOSAL 2

GENERAL

    The Board of Directors of the Company has approved a resolution to change the Company's state of incorporation from Delaware to Oregon. This change would be accomplished by merging the Company into a newly formed Oregon corporation, also named Western Power & Equipment Corp. ("New-WPEC") and converting each share of Company Common Stock (the "Company Common Stock") into one share of the New-WPEC's stock (the "New-WPEC Common Stock"). New-WPEC has recently been organized at the direction of the Company to facilitate the change in state of incorporation. Following the merger, the Company will operate under its present name, with the same directors, officers and personnel. The Company does not expect that the merger will have any impact on its operations.

STOCK CERTIFICATES, STOCK OPTIONS AND BENEFITS

    After the effective date of the merger, certificates that represent shares of Company Common Stock will automatically represent the same number of shares of New-WPEC Common Stock. All New-WPEC Common Stock issued as a result of the merger will be deemed issued as of the effective date of the merger, and shareholders of the Company will be entitled to vote the number of shares of New-WPEC Common Stock into which their shares of Company Common Stock have been converted. The stock options of the Company, by virtue of the merger, will become stock options of New-WPEC to purchase the same number of shares of New-WPEC Common Stock upon consummation of the merger, upon identical terms and conditions and for an identical price. It is intended that all other employee benefit plans of the Company and the employment arrangements with executive officers will be unchanged by the merger.

REASONS FOR THE CHANGE IN STATE OF INCORPORATION

    The principal reason for the reincorporation is to change the Company's domicile in order to avoid the Delaware franchise tax. Currently, the Company's Delaware franchise tax is approximately $50,000.00 per year with a potential maximum of $150,000.00. By reincorporating in Oregon, the annual fee payable by New-WPEC would be a maximum of $30.00, regardless of the number of authorized shares. Additionally, the Company and its wholly-owned subsidiary, which is also incorporated in Oregon, conduct significant operations in Oregon. Neither conducts operations in Delaware.

MARKET FOR STOCK; DIVIDEND POLICY

    New-WPEC is a newly formed corporation and there is currently no established trading market for its securities. No information can be provided as to historical market prices for New-WPEC Common Stock. The Company's Common Stock trades in the NASDAQ National Market System under the symbol "WPEC". It is expected that this would continue unchanged. The merger is not expected to affect dividend policy.

RESALE OF SHARES

    New-WPEC Common Stock to be issued to shareholders of the Company in connection with the merger will be freely transferable by those shareholders not deemed to be "affiliates" of New-WPEC or the Company. Affiliates are generally defined as persons who control, are controlled by, or are under common control with New-WPEC or the Company. Shares of New-WPEC Common Stock acquired by a person who is an affiliate of New-WPEC will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933, as amended. The ability of affiliates to resell shares of New-WPEC Common Stock received in the merger under Rule 144 will be subject to New-WPEC having satisfied its public company reporting requirements for specified periods prior to the time of sale.

EFFECTIVE DATE

    If the holders of a majority of the outstanding shares of the Company approve the merger, it will become effective when the Oregon Corporation Division has filed the Articles of Merger and the Secretary of State of Delaware has issued a Certificate of Merger. The merger may be abandoned before such time the affirmative vote of a majority of the Board of Directors of either the Company or New-WPEC, whether or not the shareholders of the Company or New-WPEC have cast their votes with regard to the merger.

ACCOUNTING AND TAX EFFECTS

    Upon consummation of the merger, the historical financial statements of the Company will become the historical financial statements of New-WPEC. Total shareholders' equity will be unchanged as a result of the merger. The merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). As such, the merger will have the following federal income tax consequences: (1) No gain, loss or income will be recognized by the Company or New-WPEC; (2) No gain or loss will be recognized by the holders of Company Common Stock upon the conversion of their Company Common Stock to New-WPEC Common Stock; (3) The basis of New-WPEC Common Stock received by the shareholders of the Company in the merger will be the same as the basis of the Company Common Stock surrendered and exchanged therefor; and (4) The holding period of New-WPEC Common Stock to be received by the shareholders of the Company in the merger will include the period during which the Company Common Stock surrendered in exchange therefor was held, provided such Company Common Stock was held as a capital asset on the date of the merger. Each holder of Company Common Stock should consult his or her own independent tax counsel about the specific federal, state and local tax consequences to such shareholder of the merger.

NO DISSENTERS' RIGHTS OF APPRAISAL

    Shareholders will not have dissenters' rights of appraisal in connection with the merger.

COMPARISON OF RIGHTS OF SHAREHOLDERS

    The rights of holders of the Company Common Stock are presently governed by Delaware law and the Certificate of Incorporation and Bylaws of the Company. After the merger, the Company's shareholders will become shareholders of New-WPEC, an Oregon corporation. Accordingly, their rights will be governed by Oregon law and the Articles of Incorporation and Bylaws of New-WPEC. The following discussion is a summary of the material comparisons in the rights of shareholders of the Company and New-WPEC.

    CAPITAL STOCK. The Articles of Incorporation of New-WPEC and the Certificate of Incorporation of the Company each authorizes the issuance of 20,000,000 shares of common stock and 10,000,000 shares of preferred stock without further shareholder approval.

    VOTING RIGHTS. Holders of shares of Common Stock of the Company currently have one vote per share of Common Stock held. Holders of shares of Common Stock of the New-WPEC will also have one vote per share of Common Stock held. Neither the Articles of Incorporation of New-WPEC nor the Certificate of Incorporation of the Company provide that shareholders have cumulative voting rights in the election of directors. As described in further detail below, Oregon law provides for voting by voting group in connection with certain amendments to the Articles of Incorporation or the approval of certain mergers.

    PAYMENT OF DIVIDENDS. The ability of the Company to pay dividends on its capital stock is restricted by Delaware law. Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, however, has been diminished by depreciation in the value of its property, or by losses, to an amount that is less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of the corporation cannot declare and pay out of the net profits any dividends on any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets has been repaired. The ability of New-WPEC to pay dividends also is limited by restrictions imposed by the Oregon Business Corporation Act on Oregon corporations. In general, dividends paid by an Oregon corporation may be paid only if, after giving effect to the distribution, (i) the corporation is still able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets are greater than or equal to the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights, upon the dissolution, of shareholders whose preferential rights are superior to those receiving the distribution.

    DIRECTORS. The Certificate of Incorporation of the Company provides that the number of directors shall be not less than three nor more than nine, with the exact number determined by the Board of Directors. The Articles of Incorporation of New-WPEC has an equivalent provision. There are currently four directors of the Company and New-WPEC, and neither corporation has a classified Board of Directors. The procedures for filling vacancies on the Board of Directors and for removing directors are also equivalent between the Company and New-WPEC.

    LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Under the Articles of Incorporation of New-WPEC, the liability of directors of New-WPEC is eliminated to the fullest extent permitted by Oregon law. Under Oregon law, the liability of a director cannot be limited or eliminated if the director engages in any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, willful or negligent misconduct in the unlawful payment of dividends or repurchase of stock, or any transaction from which the director derives an improper personal benefit. Under the Certificate of Incorporation of the Company, the liability of directors to the Company is eliminated to the fullest extent permitted by Delaware law. Under Delaware law, the liability of a director cannot be limited or eliminated if the director engages in any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, willful or negligent misconduct in the unlawful payment of dividends or repurchase of stock, or any transaction from which the director derives an improper personal benefit.

    To the fullest extent permitted by Oregon law, New-WPEC's Articles of Incorporation require it to indemnify any director, officer, employee or agent who is made a party to any proceeding because he or she was or is a director or officer of New-WPEC against any liability, including reasonable expenses and legal fees, incurred in the proceeding. In addition, the Articles of Incorporation authorize New-WPEC to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of New-WPEC, whether or not New-WPEC would have the power to provide indemnification to such person. New-WPEC must indemnify any person who is or was serving at the written request of New-WPEC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent provided by Oregon law. The indemnification provisions also require New-WPEC to pay reasonable expenses incurred by a director or officer of New-WPEC in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay New-WPEC if it is ultimately determined that such person was not entitled to indemnification. Oregon law does not permit indemnification in a proceeding by or in the name of the corporation in which the director is adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to the director in which the director is adjudged liable on the basis that personal benefit was improperly received. The rights of indemnification provided in New-WPEC's Articles of Incorporation are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. The Bylaws of New-WPEC also provide for indemnification of officers, directors, employees and agents to the fullest extent permitted by Oregon law. To the fullest extent permitted by Delaware law, the Company's Certificate of Incorporation require it to indemnify any director, officer, employee or agent who is made a party to any proceeding because he or she was or is a director or officer of the Company against any liability, including reasonable expenses and legal fees, incurred in the proceeding. In addition, the Certificate of Incorporation authorizes the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, whether or not the Company would have the power to provide indemnification to such person. The indemnification provisions also require the Company to pay reasonable expenses incurred by a director or officer of the Company in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay the Company if it is ultimately determined that such person was not entitled to indemnification. Delaware law does not permit indemnification in a proceeding by or in the name of the corporation in which the director is adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to the director in which the director is adjudged liable on the basis that personal benefit was improperly received. The rights of indemnification provided in the Company's Certificate of Incorporation are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. The Bylaws of the Company also provide for indemnification of officers and directors to the fullest extent permitted by Delaware law. Under Delaware law, a Delaware corporation may indemnify any officer or director for reasonable expenses incurred in any legal proceeding if the officer or director acted in good faith and in a manner that the officer or director reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling New-WPEC pursuant to the foregoing provisions, the Company and New-WPEC have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefor unenforceable.

    SPECIAL MEETINGS OF SHAREHOLDERS; CONSENT ACTION. Under the Certificate of Incorporation and Bylaws of the Company, a special meeting of shareholders may be called by the Chairman or Vice-Chairman of the Board, the President or a majority of the Board of Directors, and may not be called by the shareholders, except as required by law. Under Oregon law and the Articles of Incorporation and Bylaws of New-WPEC, special meetings may be called by the Chairman or Vice-Chairman of the Board, the President or a majority of the Board of Directors, and must be called upon the demand of the holders of 10 percent or more of all votes entitled to be cast on an issue proposed to be considered at the meeting. Delaware law permits shareholders to take action by written consent in lieu of a meeting if consents are signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize the action at a meeting at which all the shares entitled to vote thereon were present and voted. Under Oregon law, action required or permitted to be taken at a shareholders' meeting may be taken without a meeting, but only if the action is taken by all the shareholders entitled to vote on the action.

    STOCKHOLDER AND CREDITOR MEETING. Under the Certificate of Incorporation, if the Company, or any receiver or trustee of the Company upon its dissolution, liquidation, or insolvency, and its creditors, shareholders, or any class of creditors or shareholders propose a compromise or arrangement regarding the Company's reorganization, then, upon application by one of the aforementioned parties, a court may order a meeting of the relevant parties to consider the proposal. If a majority in number of the creditors or class of creditors, or shareholders or class of shareholders, as the case may be, representing three-fourths in value of the relevant group, agree to the compromise or arrangement, then it will be binding upon all of the creditors or shareholders represented at the meeting, whether or not the individual creditor or shareholder actually agreed to it. The Articles of Incorporation of New-WPEC do not contain such a provision because no such procedure exists under Oregon law.

    AMENDMENT OF GOVERNING INSTRUMENTS. Under Delaware law, the Certificate of Incorporation of the Company can be amended only if the amendment is approved by holders of a majority of the issued and outstanding shares of stock entitled to vote. The Articles of Incorporation of New-WPEC also can be amended by the vote of holders of a majority of the issued and outstanding shares of each voting group of New-WPEC entitled to vote. The Bylaws of the Company and New-WPEC generally may be amended by either the Board of Directors or the shareholders by a majority vote. APPROVAL OF THE MERGER BY THE SHAREHOLDERS OF THE COMPANY WILL BE DEEMED TO BE APPROVAL OF THE ARTICLES OF INCORPORATION AND THE BYLAWS OF NEW-WPEC BY THE SHAREHOLDERS OF THE COMPANY.

    MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. Under Delaware law and the Certificate of Incorporation of the Company, a plan of merger or a direct or indirect sale, lease, exchange or other disposition of all or substantially all of the property of the Company must be approved by holders of a majority of the outstanding shares of each class of stock entitled to vote. Under the Articles of Incorporation of New-WPEC, such transactions and any share exchange in which shares of New-WPEC stock are acquired by another corporation must be approved by holders of a majority of the issued and outstanding shares of each voting group entitled to vote. Additionally, consistent with Oregon law, the Board of Directors of New-WPEC may condition its submission of such plan of merger or share exchange or such a sale or disposition of assets to the shareholders on any basis, including the requirement of a greater vote than the required vote described above. Oregon law authorizes the directors of a corporation, in determining what they believe to be the best interests of the corporation, to give due consideration to the social, legal and economic effects on employees, customers and suppliers to the corporation and on the communities and geographical areas in which the corporation and its subsidiaries operate. Delaware does not have an analogous statutory provision.

    DISSENTERS' RIGHTS OF APPRAISAL IN MERGERS. Under both Oregon and Delaware law, a shareholder of a corporation participating in certain transactions may, under varying circumstances, receive cash in the amount of the fair value of his shares (as determined by a court), in lieu of the consideration he would otherwise receive in any such transaction. Unless a corporation's certificate of incorporation provides otherwise, neither Delaware nor Oregon law requires such dissenters' rights of appraisal with respect to

(i) a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or the Nasdaq National Market System or
(ii) shareholders of a corporation that is party to a merger if no vote of the shareholders is required.

    ANTI-TAKEOVER LAWS. In general, Delaware law prevents an "Interested Shareholder" (defined as a person with beneficial ownership of 15% or more of a Delaware corporation's voting stock) from engaging in certain "Business Combinations" (generally, mergers, consolidations, dispositions of 10% or more of the corporation's assets, certain stock transfers other than pro rata to shareholders, and certain financial benefits to the Interested Shareholder) with a Delaware corporation for three years following the date such person became an Interested Shareholder, unless certain required approvals of either the board of directors or shareholders of the corporation, other than the Interested Shareholder, have been obtained. A corporation may elect not to be subject to these provisions by a provision of its original certificate of incorporation or an amendment approved by a majority vote of shareholders, effective 12 months following approval. The Certificate of Incorporation of the Company contains an express election to be covered by the provisions of the law. Oregon law is similar to Delaware law regarding business combinations with interested shareholders. A corporation may elect not to be governed by this law by amendment to its articles of incorporation or bylaws. The Articles of Incorporation of New-WPEC, however, also contain an express election to be covered.

    The Company is not subject to a "control share statute." As permitted by the Oregon Control Share Act, the Articles of Incorporation of New-WPEC provides that New-WPEC will not be subject to the Oregon Control Share Act. The Oregon Control Share Act restricts the ability of a shareholder of certain Oregon-based corporations to vote shares of stock acquired in a transaction that causes the acquiring person to control at least one-fifth, one-third or one-half of the votes entitled to be cast in the election of directors, unless the corporation's board of directors or shareholders approve the acquisition in advance or a majority of the corporation's disinterested shareholders restore the acquiring person's voting privileges.

        PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                    FOR THE FISCAL YEAR ENDING JULY 31, 1999

                      WE RECOMMEND A VOTE "FOR" PROPOSAL 3

    PricewaterhouseCoopers LLP audited the Company's financial statements for the fiscal year ended July 31, 1998, and has been appointed to audit the Company's financial statements for the fiscal year ending July 31, 1999. The Board of Directors is submitting this appointment for ratification by the shareholders. Representatives of PricewaterhouseCoopers LLP will be at the Annual Meeting, will be given an opportunity to make a statement if they wish, and will be available to answer your questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who own more than 10 percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the Securities and Exchange Commission. To the Company's knowledge, based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended July 31, 1998, each of its executive officers, directors, and persons who own more than 10 percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements.

                        METHOD AND COST OF SOLICITATION

    The Company will pay all expenses in connection with the solicitation of proxies. In addition to soliciting proxies by mail, the Company's directors, officers, and regular employees may also request the return of proxies in person or by telephone. They will not receive any extra compensation for this solicitation.

                     OTHER BUSINESS/DISCRETIONARY AUTHORITY

    We do not intend to present any business for action at the Annual Meeting other than the business discussed above. We do not know of any matters that others may present. If any other matter is properly presented at the Annual Meeting, your submission of a valid proxy means that you intend to vote in accordance with our recommendations.

                             SHAREHOLDER PROPOSALS

    If you have a proposal that you wish to be considered for inclusion in next year's proxy material, we must receive your proposal at our principal executive office no later than August 20, 1999. Such a proposal should be accompanied by a written representation that you are a record or beneficial owner of the lesser of at least 1 percent of the outstanding shares of the Company's Common Stock or $1,000 in market value of the Company's Common Stock and have held such shares for a least one year as required by Rule 14a-8 of the Securities Act of 1934, as amended, and compliance with other requirements of that rule. Our mailing address is 4601 NE 77th Avenue, Suite 200, Vancouver, Washington 98662.

                            ------------------------

                   PLEASE SIGN, DATE AND RETURN THE ENCLOSED
                   PROXY FORM IN THE ENCLOSED RETURN ENVELOPE

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                        WESTERN POWER & EQUIPMENT CORP.
                                     PROXY
                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 20, 1999

    The undersigned, revoking all prior proxies, hereby appoints C. Dean McLain and Mark J. Wright, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of Western Power & Equipment Corp. (the "Company") to be held at The Heathman Lodge, Sacajawea Room, 7801 NE Greenwood Drive, Vancouver, Washington 98662, at 1:30 p.m., Pacific Standard Time, on Wednesday, January 20, 1999, or at any adjournment thereof, all shares of the undersigned in the Company. The proxies are instructed to vote as follows:

1.  1. ELECTION OF DIRECTORS

    / /  FOR all nominees listed below (except as marked to contrary below).

    / /  WITHHOLD AUTHORITY to vote for all nominees listed below.

       Nominees: C. Dean McLain, Robert M. Rubin, Harold Chapman, Jr. and Merrill A. McPeak (1-year terms)

       TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

2.  PROPOSAL TO CHANGE THE COMPANY'S STATE OF INCORPORATION FROM DELAWARE TO
    OREGON

       / /  FOR  / /  AGAINST  / /  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS

       / /  FOR  / /  AGAINST  / /  ABSTAIN
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                                                                   The shares represented by this proxy will be voted in
                                                                   accordance with the instructions given.
                                                                   THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S
                                                                   BOARD OF DIRECTORS. The Board of Directors recommends
                                                                   a vote FOR each of the nominees and FOR the
                                                                   Proposals.
                                                                   UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE SHARES
                                                                   WILL BE VOTED FOR THE NOMINEES, FOR THE PROPOSALS,
                                                                   AND ON ANY OTHER BUSINESS THAT MAY PROPERLY COME
                                                                   BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE
                                                                   RECOMMENDATIONS OF MANAGEMENT.
                                                                   Please sign exactly as your name appears on this
                                                                   card. Persons signing as executor, administrator,
                                                                   trustee, custodian or in any other official or
                                                                   representative capacity should sign their full title.
                                                                   Receipt is acknowledged of the notice and proxy
                                                                   statement relating to this Annual Meeting.
                                                                   / / Please check here if you plan to attend the
                                                                   Annual Meeting in person.
                                                                   Dated: , 199
                                                                   Signature(s)
                                                                   Please mark, date, sign and return the proxy
                                                                   promptly.
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